UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015

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APT MOTOVOX GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election and Departure of Officers

Effective May 2015, Wayne Patterson resigned as the Chief Executive Officer (CEO) of APT MotoVox Group, Inc.  There is no disagreement with the Company on any matter in connection with his departure.  Mr. Patterson has decided to spend more time with his family in his home state of Oregon.  The Company appreciates Mr. Patterson’s coordination and transition planning and also thanks him for the valuable contributions and leadership provided to the Company during his tenure.

Mr. Patterson, who has coordinated with management for several weeks on the planning and timing of the transition, will continue to work with the Company as a consultant, focusing on MotoVox and MotoPed product development and strategic planning.

The Company will initiate the search for another qualified individual to fill the role of CEO.

Effective May 2015, H. Colin Ohler resigned as the Chief Operating Officer (COO) of APT MotoVox Group, Inc.  There is no disagreement with the Company on any matter in connection with his departure.  The Company appreciates Mr. Ohler’s coordination and transition planning and also thanks him for the valuable contributions and leadership provided to the Company during his tenure.

The Company will not immediately seek a replacement COO.  Existing staff in both Kansas City and Asia will continue to manage supply chain, manufacturing, and assembly processes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIGNATURE

APT MOTOVOX GROUP, INC.

Date: May 20, 2015	By:	/s/ TROY A. COVEY
Troy A. Covey President, Director and Principal Executive Officer